Exhibit 10.9

TIME-BASED LTIP UNIT AGREEMENT (2017)

This LTIP Unit Agreement (this “Agreement”), dated as of       , 2017 (the “Grant Date”), is made by and between Workspace Property Trust, a Maryland real estate investment trust (the “Trust”), Workspace Property Trust, L.P., a Delaware limited partnership (the “Partnership”), and           (the “Participant”).

WHEREAS, the Trust and the Partnership maintain the Workspace Property Trust 2017 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Trust and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 9.7 of the Plan provides for the issuance of LTIP Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership (a) in the Eligible Individual’s capacity as a partner of the Partnership, (b) in anticipation of the Eligible Individual becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator; and

WHEREAS, the Administrator has determined that it would be to the advantage and in the best interest of the Trust to issue the Award (as defined below) to the Participant as an inducement to enter into or remain in the service of the Trust, the Partnership or any Subsidiary, and as an additional incentive during such service, and has advised the Trust thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Issuance of Award. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership, the Partnership hereby (a) issues to the Participant an award of             LTIP Units (the “Award”),  and (b) if not already a Partner, admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement.  The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner, in anticipation of the Participant becoming a Partner, or as otherwise determined by the Administrator.  Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement.  At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto.  The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement.  The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.

2.             Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a)           “Cause” means “Cause” as defined in the Participant’s applicable employment or severance agreement with the Trust if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean the commission by Participant of any of the following acts or omissions: (i) willful and continued failure or habitual neglect in the performance of Participant’s duties to the Trust (other than any such failure resulting from Participant’s incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Trust specifically identifying the manner in which the Trust believes Participant has not substantially performed his duties and Participant has failed to cure such circumstance within thirty (30) days after receipt of such notice; (ii) any act of fraud, embezzlement, misappropriation, or dishonesty related to Participant’s duties to the Trust that results in material harm to the Trust; (iii) a conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof; (iv) material violation of any written agreement to which the Participant is a party imposing restrictive covenants upon Participant’s activities; or (v) willful and continuing breach of any agreement between the Participant and the Trust or Partnership, after written demand for substantial performance is delivered by the Trust or Partnership specifically identifying the manner in which the Trust or Partnership believes Participant has breached the applicable agreement and Participant has failed to materially cure such breach within thirty (30) days after receipt of such notice. For purposes of this Section 2(a), no act, or failure to act, on Participant’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in furtherance of, or not opposed to, the interests of the Trust. Any determination of Cause will be made by the Board at a duly held meeting of the Board (held after reasonable notice to Participant and reasonable opportunity for him, together with his counsel, to be heard before the Board at the meeting) and pursuant to resolutions duly adopted by the affirmative vote of the majority of the Board present and voting at such meeting finding that in the good faith opinion of the Board that Participant has engaged in acts or omissions constituting Cause, provided that no such determination may be made, until Participant has been given written notice detailing the specific Cause event and, where applicable, the lapsing of any cure period.

(b)           “Disability” means “Disability” as defined in the Participant’s applicable employment or severance agreement with the Trust if such an agreement exists and contains a definition of Disability, or, if no such agreement exists or such agreement does not contain a definition of Disability, then Disability means the inability of Participant, as a result of any medically determinable physical or mental disease, injury, or congenital condition, to substantially perform his principal duties to the Trust, with or without reasonable accommodation, for a continuous period of one hundred and eighty (180) days, or periods aggregating two hundred and seventy (270) days in any twelve (12) month period.

(c)           “Good Reason” means “Good Reason” as defined in the Participant’s applicable employment or severance agreement with the Trust if such an agreement exists and contains a definition of Good Reason, or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason means the occurrence of any of the following events or conditions without the Participant’s written consent:

(i)                                     a material diminution in the Participant’s authority, duties or responsibilities;

(ii)                                  a reduction in the Participant’s then-effective annual base salary; or

(iii)                               a material change in the geographic location at which Participant must perform the services to the Trust or the Partnership to any location other a relocation to the metropolitan areas of Philadelphia, Pennsylvania or New York, New York.

A termination of employment by the Participant shall not be deemed to be for Good Reason unless (A) the Participant gives the Trust written notice describing the event or events which are the basis for such termination within sixty (60) days after the Participant first becomes aware (or reasonably should have become aware) of such event, (B) such grounds for termination (if susceptible to correction) are not corrected by the Trust within thirty (30) days of the Trust’s receipt of such notice (“Correction Period”), and (C) the Participant terminates his or her employment no later than thirty (30) days following the expiration of the Correction Period.

(d)           “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Trust, the Partnership or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Trust, the Partnership or any Subsidiary other than for Cause, or (iv) a termination by the Participant for Good Reason; provided that in each case the Participant (or his beneficiary) executes and does not revoke any release of claims or similar agreement required as a condition to the receipt of separation benefits following such Qualifying Termination by the Participant’s applicable employment or severance agreement, or if the Participant is not a party to such an agreement, a release of claims in such form as the Committee may reasonably require.

(e)           “Restrictions” means the exposure to forfeiture set forth in Section 5.

(f)            “Service Provider” means an Employee, Consultant or member of the Board, as applicable.

3.             LTIP Units Subject to Partnership Agreement; Transfer Restrictions.

(a)           The Award and the LTIP Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth in Section 11.3 of the Partnership Agreement.  Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement.  Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Trust may reasonably require.  Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b)           Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any unvested LTIP Units or any portion of the Award attributable to such unvested LTIP Units (or any securities into which such unvested LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested LTIP Units or of the Award to the Partnership or the Trust.

4.             Vesting.

(a)           Time Vesting.  Subject to Sections 4(b) and 5 below, the Restrictions set forth in Section 5 below will lapse and the LTIP Units will vest and become nonforfeitable in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.

(b)           Change in Control.  Notwithstanding the foregoing, in the event that a Change in Control occurs and the Participant has not incurred a Termination of Service prior to such Change in Control, any LTIP Units that are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control will vest in full and become nonforfeitable immediately prior to such Change in Control in accordance with, and to the extent provided by, Section 12.2(d) of the Plan.

5.             Effect of Termination of Service.

(a)           Termination of Service.  Subject to Section 5(b) below, in the event of the Participant’s Termination of Service for any reason, any and all LTIP Units that have not vested as of the date of such

Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will automatically and without any further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units.  No LTIP Units which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.

(b)           Qualifying Termination.  In the event that the Participant incurs a Qualifying Termination, the LTIP Units will vest in full and become nonforfeitable upon such Qualifying Termination.

6.             Execution and Return of Documents and Certificates.  At the Trust’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Trust or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested LTIP Units and the portion of the Award attributable to the unvested LTIP Units, or to effectuate the transfer or surrender of such unvested LTIP Units and portion of the Award to the Partnership.

7.             Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)           Investment.  The Participant is holding the Award and the LTIP Units for the Participant’s own account, and not for the account of any other Person.  The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)           Relation to the Partnership.  The Participant is presently an executive officer and employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Trust and the Partnership.

(c)           Access to Information.  The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d)           Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available.  The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act.  The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.  If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

(e)           Public Trading.  None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)            Tax Advice.  The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the consequences of making an election under Section 83(b) of the Code as required by Section 10), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences.  Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes.  In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.  Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units.  The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

8.             Capital Account.  The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the LTIP Units.

9.             Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Common Units which are acquired upon the conversion of LTIP Units pursuant to Section 16.9 of the Partnership Agreement shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within twelve (12) months of the date of the conversion of such LTIP Units.

10.          Section 83(b) Election.  The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s).  In the event that the Participant fails to make a timely election, the Participant shall indemnify the Partnership against any additional expense incurred as a result of such failure.  In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership.  Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B.  The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Trust’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Trust or any representative of the Trust make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

11.          Ownership Information.  The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

12.          Taxes. The Partnership and the Participant intend that (i) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Trust, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units.

13.          Remedies.  The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

14.          Restrictive Legends.  Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Workspace Property Trust, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Workspace Property Trust 2017 Incentive Award Plan and (iii) the Amended and Restated Agreement of Limited Partnership of the Partnership, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

15.          Restrictions on Public Sale by the Participant.  To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Trust or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 180-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Trust or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Trust in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Trust, which consent may be given or withheld in the Partnership’s or the Trust’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Trust, the Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be).

16.          Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Trust, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17.          Code Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Trust or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Trust or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Trust or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 17 shall not create any obligation on the part of the Trust, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.

18.          No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Trust, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Trust, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

19.          Miscellaneous.

(a)           Incorporation of the Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b)           Clawback.  This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Trust or the Partnership, in each case, as may be amended from time to time.

(c)           Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Trust or the Partnership.

(d)           Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.  Except as set forth in Section 17 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Administrator. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)           Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 7 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(f)            Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g)           Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and wholly to be performed within the State of Maryland by Maryland residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of Maryland.

(j)            Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Trust at the Trust’s address set forth in Exhibit A attached hereto.  Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Trust.  By a notice given pursuant to this Section 19(j), either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Trust of his or her status and address by written notice under this Section 19(j) (and the Trust shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(k)           Fractional Units.  For purposes of this Agreement, any fractional LTIP Units that vest or become entitled to distributions pursuant to the Partnership Agreement will be rounded as determined by the Trust or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of LTIP Units that vest or become entitled to such distributions to exceed the total number of LTIP Units set forth in Section 1 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WORKSPACE PROPERTY TRUST,
a Maryland real estate investment trust, both on behalf of itself and on behalf of, and in its capacity as General Partner of, Workspace Property Trust, L.P.

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Exhibit A

Vesting Schedule and Notice Address

Vesting Commencement Date:                , 2017.

Vesting Schedule

Vesting Dates (Anniversaries of Vesting Commencement Date)	Percentage of Total Award Vesting
First Anniversary	20%
Second Anniversary	20%
Third Anniversary	20%
Fourth Anniversary	20%
Fifth Anniversary	20%

Trust Address

Exhibit B

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the LTIP Units of Workspace Property Trust,  L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date.  PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.         Complete the Section 83(b) election form (sample form follows) and make four (4) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.         Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.         Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.         One (1) copy must be sent to Workspace Property Trust,  L.P.’s legal department for its records.

5.         Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.                                      The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:

ADDRESS:

TAXABLE YEAR:

The name, address and taxpayer identification (social security) number of the undersigned’s spouse are (complete if applicable):

SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:

ADDRESS:

2.                                      The property with respect to which the election is made consists of             LTIP Units (the “Units”) of Workspace Property Trust,  L.P. (the “Partnership”), representing an interest in the future profits, losses and distributions of the Partnership.

3.                                      The date on which the above property was transferred to the undersigned was            , 2017.

4.                                      The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Trust under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Partnership.  In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Second Amended and Restated Agreement of Limited Partnership of Workspace Property Trust,  L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.

5.                                      The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6.                                      The amount paid for the above property by the undersigned was $0.

7.                                      The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of this election will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Date:

The undersigned spouse of the taxpayer joins in this election. (Complete if applicable.)

Date:
Spouse Name:

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc: Workspace Property Trust, L.P.